Exhibit 3 (pp)

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “STRATOS MOBILE NETWORKS (USA), L.L.C.”, FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF JUNE, A.D. 2002, AT 9 O’CLOCK A.M.

/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State

3541814 8100	AUTHENTICATION: 1988805

020580718	DATE: 09-18-02

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM OS/27/2002
020418728 — 3541814
CERTIFICATE OF FORMATION
OF
STRATOS MOBILE NETWORKS (USA), L.L.C.
     The undersigned, an authorized natural person, for the purpose of forming a limited liability company under the Delaware Limited Liability Company Act (6 Dcl.C. Section 18-101, et seq.), hereby certifies that:
     FIRST: The name of the limited liability company (hereinafter referred to as the “Company”) is:
STRATOS MOBILE NETWORKS (USA), L.L.C.
     SECOND: The address of the Company’s registered office, and the name of the Company’s registered agent at such address, required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are:
Corporation Service Company
2711 Centerville Road, Suite 400
New Castle County
Wilmington, Delaware
     IN WTTNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the 26th day of June, 2002.

/s/ Alfred M. Mamlet Alfred M. Mamlet, Authorized Person